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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the registration statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's registration statements on Form S-3 (File No. 333-35143) and Form S-8 (File Nos. 333-28631, 333-20747,
333-16127, 33-1479, 33-1480, 33-10218, 33-13210, 33-14561, 33-17870, 33-37115,
33-38781, 33-39162, 33-40110, 33-48781, 33-59109, 33-63975 and 33-63977) of our
reports dated January 25, 1999, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which reports are included or incorporated by reference in this Annual Report on Form 10-K.





                         /s/ PRICEWATERHOUSECOOPERS LLP



New York, New York
March 17, 1999